UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF
1934

Date of Report (date of earliest event reported): December 23, 2014

FUEL SYSTEMS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32999	20-3960974
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Third Avenue, 25th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (646) 502-7170

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2014, Roberto Olivo resigned from his position as Executive Director of Operations and Supply of Fuel Systems Solutions, Inc. (the “Company”), effective December 31, 2014 (the “Separation Date”).

In connection with his resignation from employment with the Company, Mr. Olivo entered into a Separation Agreement and General Release (the “Separation Agreement”) with the Company.  Under the Separation Agreement, Mr. Olivo is entitled to a severance payment of US$50,000 payable within fifteen days after the Separation Date and consulting payments of US$2,500 per month for twenty-four months commencing on January 1, 2015 and ending on December 31, 2016 from the Company.  Mr. Olivo also resigned from any other positions he held with the Company, MTM S.r.l. (“MTM”), or any of their respective parents, subsidiaries or affiliates.

In connection with his resignation, Mr. Olivo also entered into a Minutes of Settlement Agreement (the “Minutes of Settlement Agreement”) with MTM.  Under the Minutes of Settlement Agreement, Mr. Olivo is entitled to an aggregate severance and settlement payment of €171,000 payable within ten days after December 23, 2014.

The description of the Separation Agreement and the Minutes of Settlement Agreement set forth above is not complete and is qualified in its entirety by reference to the Separation Agreement and the Minutes of Settlement Agreement, which are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Separation Agreement and General Release between Roberto Olivo and Fuel Systems Solutions, Inc.

10.2	Minutes of Settlement Agreement between Roberto Olivo and MTM S.r.l. (English translation)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.

Dated: December 24, 2014	By:	/s/ Pietro Bersani
Pietro Bersani
Chief Financial Officer